EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of BetzDearborn Inc. of our report dated February 11, 1997, included in the 1996 Annual Report to Shareholders of BetzDearborn Inc.

Our audits also included the financial statement schedule of BetzDearborn Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in Registration Statement (Form S-8 No. 33-60557) of BetzDearborn Inc. of our report dated February 11, 1997, with respect to the financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in the 1996 Annual Report (Form 10-K) of BetzDearborn Inc.


ERNST & YOUNG LLP
Philadelphia, Pennsylvania
March 24, 1997